Exhibit 10.2

RETIREMENT AGREEMENT
THIS RETIREMENT AGREEMENT (this “Agreement”), is entered into on January 18, 2018 and dated as of January 14, 2018, by and between Lexington Realty Trust, with its principal place of business at One Penn Plaza, Suite 4015, New York, NY 10119-4015 (the “Company”), and E. Robert Roskind, residing at the address set forth on the signature page hereof (“Executive”).
WHEREAS, Executive is employed by the Company as its executive Chairman pursuant to that certain Employment Agreement, dated as of January 15, 2015 (the “Employment Agreement”);
WHEREAS, Executive desires to retire from employment with the Company on January 15, 2019 (the “Retirement Date”); and
WHEREAS, to facilitate Executive’s transition, Executive agrees to remain an employee of the Company until the Retirement Date on the terms and conditions set forth herein.
Accordingly, the parties hereto agree as follows:

1.	Retirement.
a.Employment Agreement. The Employment Agreement terminated by its terms on January 14, 2018 and Executive agrees that no amounts shall be due under the Employment Agreement.
b.Retirement. Executive shall retire from employment with the Company and its subsidiaries and affiliates (collectively, the “Company Group”) on the Retirement Date. In that regard, as of the Retirement Date, (i) Executive’s position as executive Chairman of the Company, and (ii) all other officer positions, directorships, trusteeships and other positions that Executive holds with the Company Group shall terminate; provided, that Executive’s position as a Trustee of the Board of Trustees of the Company (the “Board”) shall continue and the Company shall cause Executive to be nominated for re-election to the Board at the first annual meeting of shareholders of the Company following the Retirement Date. Executive shall become non-executive Chairman from the Retirement Date until the first annual meeting of shareholders of the Company following the Retirement Date, at which time, Executive shall become a Trustee upon election and appointment.
c.Separation Payment. Subject to Executive’s compliance with the terms and conditions of this Agreement, the Company shall make a lump sum payment to Executive in the amount of $192,000 on or about February 21, 2019 (the “Separation Payment”). The Separation Payment is subject to Executive’s signing and not revoking the Release Agreement substantially in the form attached hereto as Exhibit A (the “Release Agreement”); provided that the Release Agreement must both be signed and become effective within 30 days following the Retirement Date and Executive must not have revoked the Release Agreement in accordance with Section 4 of the Release Agreement. The Separation Payment shall not be paid to Executive until the Release Agreement becomes effective in accordance with the deadline specified in the preceding sentence. In addition, if Executive timely elects continued coverage for Executive and Executive’s spouse under one or more fully-insured group health plans sponsored by the Company, the Company shall pay or reimburse Executive’s COBRA premiums from the Retirement Date through January 15, 2021 or the date Executive ceases to be eligible for COBRA coverage, if earlier. Alternatively, at the Executive’s election, the Company may reimburse Executive for a Medicare supplement insurance policy from the Retirement Date through January 15, 2021 for Executive and Executive’s spouse.
d.Period Prior to Retirement.
i.During the period commencing on the date of this Agreement and ending on the Retirement Date (or, if earlier, the date of any termination of Executive’s employment with the Company) (the “Pre-Retirement Period”), (A) Executive shall continue to receive Executive’s current annual base salary in the amount of $525,000 per year (the “Base Salary”) and healthcare benefits in accordance with the Company’s usual and customary payroll and benefits practices (it being understood that the amount of the Base Salary shall not be increased prior to the Retirement Date), (B) Executive received an annual cash incentive award for 2017 in the amount of $426,000 paid on January 12, 2018, and (C) Executive shall receive an annual cash incentive award for 2018 in the amount of $426,000 to be paid in or about January 15, 2019, subject to Executive’s compliance with the terms and conditions of this Agreement. Executive shall not participate in the Company’s annual long-term incentive plan or its annual cash incentive plan for 2018 or thereafter. During only the Pre-Retirement Period, Executive shall be entitled to the benefits of the Severance Policy Agreement attached as Exhibit B hereto, if any, which Severance Policy Agreement shall be incorporated herein and subject to the terms hereof.
ii.During the Pre-Retirement Period, Executive agrees to (A) render Executive’s services in accordance with the standards required under Sections 1 and 2 of the Employment Agreement and in accordance with the Company’s policies, including, without limitation, the Company’s employee handbook, as the same may be modified by the Company from time to time, and (B) provide, in good faith, Executive’s support and cooperation to ensure a successful transition (including, without limitation, active participation in external meetings with the Company’s development partners, joint venture partners, brokers and tenants) as reasonably requested by the Company. Executive acknowledges and agrees any such transition, including diminution of Executive’s duties in connection with the transition of Executive’s job duties and responsibilities to others, shall not constitute “Good Reason” under the Severance Policy Agreement.
2. Equity-Based Awards. With respect to restricted stock awards subject to time-based vesting conditions (the “Time-Based Awards”) or performance-based vesting conditions (the “Performance-Based Awards”) and the applicable award agreements thereunder, subject to Executive’s (a) timely execution and non-revocation of the Release Agreement and (b) compliance in all material respects with the obligations and covenants under this Agreement:

a.Accelerated Vesting of Time-Based Awards. All of the Time-Based Awards granted to Executive prior to the Retirement Date that are scheduled to vest after the Retirement

Date shall vest on the day immediately prior to the Retirement Date. This Section 2(a) shall supersede the vesting provisions of the award agreements evidencing Executive’s Time-Based Awards granted prior to the Retirement Date.
b.2016 Performance-Based Awards. The Performance-Based Awards granted to Executive in January 2016 (the “2016 PBAs”) shall continue to vest in accordance with the applicable award agreement.
c.2017 Performance-Based Awards. The Performance-Based Awards granted to Executive in January 2017 (the “2017 PBAs”) shall be forfeited and terminate on the Retirement Date.
3.No Other Compensation or Benefits. Except in connection with his services on the Board and as otherwise specifically provided herein or as required by the Consolidated Omnibus Budget Reconciliation Act or other applicable law, Executive shall not be entitled to any compensation or benefits or to participate in any past, present or future employee benefit plans, programs or arrangements of the Company Group on or after the Retirement Date.
4. Covenants and Agreements.
a.Non-Disparagement. Subject to Section 5 below, Executive agrees to refrain from making, directly or indirectly, now or at any time in the future, whether in writing, orally or electronically any comment that Executive knows or reasonably should know is critical in any material respect of the Company Group or any of its trustees, directors or officers or is otherwise detrimental in any material respect to the business or financial prospects or reputation of the Company Group.
b. Return of Property. All files, records, documents, manuals, books, forms, reports, memoranda, studies, data, calculations, recordings, or correspondence, whether visually perceptible, machine-readable or otherwise, in whatever form they may exist, and all copies, abstracts and summaries of the foregoing, and all physical items related to the business of the Company, including, without limitation, any Company issued technology or equipment, whether of a public nature or not, and whether prepared by Executive or not, are and shall remain the exclusive property of the Company, and shall not be removed from its premises, except as required in the course of Executive’s employment by the Company, without the prior written consent of the Company. No later than the Retirement Date, such items, including any copies or other reproductions thereof, shall be promptly returned by Executive to the Company (or, if requested by the Company, destroyed by Executive), except to the extent the Company and Executive agree that Executive may retain any such copies with respect to any ongoing service as a Trustee of the Board and Executive shall return any such copies or other reproductions thereof to the Company at the conclusion of such service.
c.Incorporation of Release Agreement Terms. Executive hereby agrees that the terms of the Release Agreement are incorporated by reference such that by signing this Agreement, Executive will be waiving all known and unknown claims Executive has as of the date Executive signs this Agreement. Executive may revoke this waiver within the seven day period following the date he signs this Agreement.

5.Confidential Disclosure in Reporting Violations of Law or in Court Filings. Executive acknowledges and the Company agrees that Executive may disclose “confidential information” (as such term is used in the Company’s Code of Business Conduct and Ethics, as the same may be amended by the Company) in confidence, directly or indirectly, to federal, state, or local government officials or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or regulation or making other disclosures that are protected under the whistleblower provisions of state or federal laws or regulations. Executive may also disclose confidential information in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal. Nothing in this Agreement is intended to conflict with federal law protecting confidential disclosures of a trade secret to the government or in a court filing, 18 U.S.C. § 1833(b), or to create liability for disclosures of Confidential Information that are expressly allowed by 18 U.S.C. § 1833(b). The parties agree that this Agreement will be filed publicly with the Securities and Exchange Commission (the “SEC”).

6.Section 409A. This Agreement is intended to meet, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and interpretive guidance promulgated thereunder (collectively, “Section 409A”), with respect to amounts subject thereto, and shall be interpreted and construed consistent with that intent. No expenses eligible for reimbursement, or in-kind benefits to be provided, during any calendar year shall affect the amounts eligible for reimbursement in any other calendar year, to the extent subject to the requirements of Section 409A, and no such right to reimbursement or right to in-kind benefits shall be subject to liquidation or exchange for any other benefit. For purposes of Section 409A, each payment in a series of installment payments provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A as determined by the Company based on the advice of its tax advisor. If amounts payable under this Agreement do not qualify for exemption from Section 409A at the time of Executive’s separation from service and therefore are deemed deferred compensation subject to the requirements of Section 409A on the date of such separation from service, then if Executive is a “specified employee” under Section 409A, as determined by the Company based on the advice of its tax advisor, on the date of Executive’s separation from service, payment of the amounts hereunder shall be delayed for a period of six months from the date of Executive’s separation from service if required by Section 409A. The accumulated postponed amount shall be paid in a lump sum within 10 days after the end of the six-month period. Based on the foregoing, it is currently contemplated that the release of shares from the rabbi trust benefiting the Executive will occur no earlier than six months after the Executive’s separation from service, which under this agreement is January 15, 2019. If Executive dies during the postponement period prior to payment of the postponed amount, the amounts withheld on account of Section 409A shall be paid to Executive’s estate within 10 days after the date of Executive’s death.

7.Miscellaneous.

a.Section 162(m). Any payment hereunder may be deferred to the extent necessary to preserve deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended.
b.Severability. As the provisions of this Agreement are independent of and severable from each other, the Company and Executive agree that if, in any action before any court or agency legally empowered to enforce this Agreement, any term, restriction, covenant, or promise hereof is found to be unreasonable or otherwise unenforceable, then such decision shall not affect the validity of the other provisions of this Agreement, and such invalid term, restriction, covenant, or promise shall also be deemed modified to the extent necessary to make it enforceable.
c.Notice. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when received if delivered in person, the next business day if delivered by overnight commercial courier (e.g., Federal Express), or the third business day if mailed by United States certified mail, return receipt requested, postage prepaid, to the following addresses:
If to the Company, to:
Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, NY 10119-4015
Attn: Lead Independent Trustee

with a copy to:
Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, NY 10119-4015
Attention: General Counsel
If to Executive, to:
E. Robert Roskind
at the address set forth on the signature page hereof.
Either party may change its address for notices in accordance with this Section by providing written notice of such change to the other party.
d.Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree that exclusive venue for any litigation, action or proceeding arising from or relating to this Agreement shall lie in the state or federal courts located in New York County, New York and each of the parties expressly waives any right to contest such venue for any reason whatsoever.
e.Assignability. The Executive may not assign Executive’s interest in or delegate Executive’s duties under this Agreement. This Agreement is personal to the Executive, and the services to be rendered by Executive under this Agreement must be rendered by Executive and no other person. The Executive represents and warrants to the Company that the Executive has no contracts or agreements of any nature that the Executive has entered into with any other person, firm or corporation that contain any restraints on the Executive’s ability to perform his obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Notwithstanding anything else in this Agreement to the contrary, (1) the Company will assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation resulting from the reorganization of the Company or succeeding to the business or assets of the Company by purchase, merger or consolidation, (2) if Executive dies during the Pre-Retirement Period, the benefits due to Executive under this Agreement shall be paid to Executive’s estate within the timeframes set forth in this Agreement.
f.Entire Agreement. This Agreement, including its incorporated Exhibit A and Exhibit B, constitutes the entire agreement between the parties, and all prior understandings, agreements or undertakings between the parties concerning Executive’s employment, termination of employment, severance benefits, or the other subject matters of this Agreement are superseded in their entirety by this Agreement.
g.Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.
h.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall be one and the same instrument.
i.Interpretation. As both parties having had the opportunity to consult with legal counsel, no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by reason of such party having, or being deemed to have, drafted, devised, or imposed such provision.
j.Withholding. Any payments made to Executive under this Agreement shall be reduced by any applicable withholding taxes or other amounts required to be withheld by law or contract.
k.Survivability. Those provisions and obligations of this Agreement which are intended to survive shall survive notwithstanding termination of Executive’s employment with the Company.
l.Incorporation of Recitals. The recitals set forth in the beginning of this Agreement are hereby incorporated into the body of this Agreement as if fully set forth herein.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

Lexington Realty Trust

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Executive Vice President

/s/ E. Robert Roskind
Executive: E. Robert Roskind

Executive’s Address:

39 Barnes Lane
Purchase, NY 10577

[Signature Page to Retirement Agreement]

EXHIBIT A
RELEASE AGREEMENT
THIS RELEASE AGREEMENT (this “Agreement”), dated as of                     , 201__, by and between Lexington Realty Trust, with its principal place of business at One Penn Plaza, Suite 4015, New York, NY 10119-4015 (the “Company”), and E. Robert Roskind, residing at the address set forth on the signature page hereof (“Executive”). Capitalized terms used herein but not defined shall have the meanings set forth in the Retirement Agreement, dated as of January 14, 2018 (the “Retirement Agreement”), by and between the Company and Executive.
WHEREAS, the Retirement Agreement sets forth the terms and conditions of Executive’s retirement from employment with the Company effective as of Retirement Date (as defined in the Retirement Agreement); and
WHEREAS, the Retirement Agreement provides that, in consideration for certain payments and benefits payable to Executive in connection with Executive’s retirement, Executive shall fully and finally release the Company Group from all claims relating to Executive’s employment relationship with the Company and the termination of such relationship.
Accordingly, the parties hereto agree as follows:

1.	Release.
a.General Release. In consideration of the Company’s obligations under the Retirement Agreement and for other valuable consideration, Executive hereby releases and forever discharges the Company Group and each of their respective officers, employees, trustees, directors and agents (collectively, the “Released Parties”) from any and all claims, actions and causes of action (collectively, “Claims”), including, without limitation, any Claims arising under (a) the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1514; Sections 748(h)(i), 922(h)(i) and 1057 of the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd Frank Act”), 7 U.S.C. § 26(h), 15 U.S.C. § 78u-6(h)(i) and 12 U.S.C. § 5567(a) but excluding from this release any right Executive may have to receive a monetary award from the SEC as an SEC Whistleblower, pursuant to the bounty provision under Section 922(a)-(g) of the Dodd Frank Act, 7 U.S.C. Sec. 26(a)-(g), or directly from any other federal or state agency pursuant to a similar program, or (b) any applicable federal, state, local or foreign law, that Executive may have, or in the future may possess arising out of (x) Executive’s employment relationship with and service as a trustee, director, employee, officer or manager of the Company Group, and the termination of such relationship or service, or (y) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; provided, however, that the release set forth in this Section 1(a) shall not apply to (i) the obligations of the Company under the Retirement Agreement and (ii) the obligations of the Company to continue to provide trustee/director and officer indemnification to Executive as provided in the declaration of trust, bylaws or other governing documents for the Company. Executive further agrees that the payments and benefits described in the Retirement Agreement shall be in full satisfaction of any and all claims for payments or benefits, whether express or implied, that Executive may have against the Company Group arising out of Executive’s employment relationship, Executive’s service as a trustee, director, employee, officer or manager of the Company Group and the termination thereof. The provision of the payments and benefits described in the Retirement Agreement shall not be deemed an admission of liability or wrongdoing by the Company Group. This Section 1(a) does not apply to any Claims that Executive may have as of the date Executive signs this Agreement arising under the federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). Claims arising under ADEA are addressed in Section 1(b) of this Agreement.
b.Specific Release of ADEA Claims. In consideration of the payments and benefits provided to Executive under the Retirement Agreement, Executive hereby releases and forever discharges the Company Group and each of their respective officers, employees, trustees, directors and agents from any and all Claims that Executive may have as of the date Executive signs this Agreement arising under ADEA. By signing this Agreement, Executive hereby acknowledges and confirms the following: (a) Executive is hereby advised by the Company in connection with Executive’s termination to consult with an attorney of Executive’s choice prior to signing this Agreement and to have such attorney explain to Executive the terms of this Agreement, including, without limitation, the terms relating to Executive’s release of claims arising under ADEA; (b) Executive has been given a period of not fewer than 21 days to consider the terms of this Agreement and to consult with an attorney of Executive’s choosing with respect thereto; and (c) Executive is providing the release and discharge set forth in this Section 1(b) only in exchange for consideration in addition to anything of value to which Executive is already entitled.
c.Representation. Executive hereby represents that Executive has not instituted, assisted or otherwise participated in connection with, any action, complaint, claim, charge, grievance, arbitration, lawsuit or administrative agency proceeding, or action at law or otherwise against any member of the Company Group or any of their respective officers, employees, trustees, directors, shareholders or agents.
2.Cessation of Payments. In the event that Executive (a) files any charge, claim, demand, action or arbitration with regard to Executive’s employment, compensation or termination of employment under any federal, state or local law, or an arbitration under any industry regulatory entity, except in either case for a claim for breach of the Retirement Agreement or failure to honor the obligations set forth therein or (b) breaches any of the covenants or obligations contained in or incorporated into the Retirement Agreement, the Company shall be entitled to cease making any payments due pursuant to the Retirement Agreement.
3.Voluntary Assent. Executive affirms that Executive has read this Agreement, and understands all of its terms, including the full and final release of claims set forth in Sections 1(a) and 1(b). Executive further acknowledges that (a) Executive has voluntarily entered into this Agreement; (b) Executive has not relied upon any representation or statement, written or oral, not set forth in this Agreement; (c) the only consideration for signing this Agreement is as set forth in the Retirement Agreement; and (d) this document gives Executive the opportunity and encourages Executive to have this Agreement reviewed by Executive’s attorney and/or tax advisor.

4. Revocation. This Agreement may be revoked by Executive within the seven-day period commencing on the date Executive signs this Agreement (the “Revocation Period”). In the event of any such revocation by Executive, all obligations of the Company under the Retirement Agreement shall terminate and be of no further force and effect as of the date of such revocation. No such revocation by Executive shall be effective unless it is in writing and signed by Executive and received by the Company prior to the expiration of the Revocation Period.
5.Miscellaneous.
a.Severability. As the provisions of this Agreement are independent of and severable from each other, the Company and Executive agree that if, in any action before any court or agency legally empowered to enforce this Agreement, any term, restriction, covenant, or promise hereof is found to be unreasonable or otherwise unenforceable, then such decision shall not affect the validity of the other provisions of this Agreement, and such invalid term, restriction, covenant, or promise shall also be deemed modified to the extent necessary to make it enforceable.
b.Notice. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when received if delivered in person, the next business day if delivered by overnight commercial courier (e.g., Federal Express), or the third business day if mailed by United States certified mail, return receipt requested, postage prepaid, to the following addresses:
If to the Company, to:
Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, NY 10119-4015
Attn: Lead Independent Trustee

with a copy to:
Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, NY 10119-4015
Attention: General Counsel
If to Executive, to:
E. Robert Roskind
at the address set forth on the signature page hereof.
Either party may change its address for notices in accordance with this Section 5(b) by providing written notice of such change to the other party.
c.Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree that exclusive venue for any litigation, action or proceeding arising from or relating to this Agreement shall lie in the state or federal courts located in New York County, New York and each of the parties expressly waives any right to contest such venue for any reason whatsoever.
d.Benefits; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, legal representatives, successors and, in the case of a sale of all or substantially all of the Company’s assets, or upon any merger, consolidation or reorganization of the Company, the Company’s assigns.
e.Entire Agreement. This Agreement and the Retirement Agreement constitute the entire agreement between the parties, and all prior understandings, agreements or undertakings between the parties concerning Executive’s termination of employment or the other subject matters of this Agreement (including, without limitation, the Executive Severance Policy Agreement) are superseded in their entirety by this Agreement.
f.Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.
g.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall be one and the same instrument.
h.Interpretation. As both parties having had the opportunity to consult with legal counsel, no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by reason of such party having, or being deemed to have, drafted, devised, or imposed such provision.
i.Incorporation of Recitals. The recitals set forth in the beginning of this Agreement are hereby incorporated into the body of this Agreement as if fully set forth herein.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

Lexington Realty Trust

By:
Name:
Title:

Executive: E. Robert Roskind

Executive’s Address:

39 Barnes Lane
Purchase, NY 10577

[Signature Page to Release Agreement]

EXHIBIT B

EXECUTIVE SEVERANCE POLICY AGREEMENT

This executive severance policy agreement (this “Policy Agreement”) applies to Executive only during the Pre-Retirement Period.

If the Executive’s employment is terminated by the Company without “Cause” during the Pre-Retirement Period or the Executive terminates employment for “Good Reason,” the Retirement Agreement shall terminate and be of no further force and effect and Executive shall be entitled to receive the following (collectively, the “Without Cause or Good Reason Severance Benefits”):

•
a severance payment equal to two (2) times: the sum of (i) the Executive’s annual base salary at termination (or if Executive resigned for Good Reason on account of a reduction in annual base salary, Executive’s annual base salary immediately prior to such reduction) and (ii) the average of the Executive’s last two annual cash incentive awards, paid in a lump sum on the 60th day following the Executive’s termination of employment;

•
a pro rata annual bonus determined by multiplying the average of the last two annual cash incentive awards by a fraction equal to the number of days employed during the year of termination divided by 365, paid in a lump sum on the 60th day following the Executive’s termination of employment; and

•
continuation at the Company’s expense of medical, dental, disability, life insurance and other employee welfare benefits then provided to the Company’s executives (“Group Healthcare Benefits”) for a period of two (2) years following the date of termination, or if the Executive is ineligible for such Group Healthcare Benefits or if providing such Group Healthcare Benefits would result in adverse tax consequences under Section 105(h) of the Code or any similar law, then a lump sum payment of the cash equivalent of the premiums or other contributions that the Company would otherwise pay to continue coverage of such Group Healthcare Benefits, paid on the 60th day following Executive’s termination of employment.

If a “Change in Control” occurs prior to the Retirement Date or a “Change in Control” occurs following the Retirement Date, but such “Change in Control” was subject to a definitive written agreement executed by the Company prior to the Retirement Date, and, in all such cases the Executive is not offered continued employment with the Company in a substantially similar capacity following Retirement Date and the Executive’s employment was not terminated by the Company with “Cause” or by the Executive without “Good Reason”, then, following the “Change in Control,” the Retirement Agreement shall terminate and be of no further force and effect and Executive shall be entitled to receive the following (collectively, the “Change in Control Severance Benefits”):

•	a severance payment equal to two (2) times: the sum of (i) the Executive’s annual base salary at the earlier of the Retirement Date and the “Change in Control”

and (ii) the average of the Executive’s last two annual cash incentive awards, paid in a lump sum on the 60th day following the “Change in Control;”

•
a pro rata annual bonus determined by multiplying the average of the last two annual cash incentive awards by a fraction equal to the number of days employed during the year of termination divided by 365, paid in a lump sum on the 60th day following the “Change in Control;” and

•
continuation at the Company’s expense of medical, dental, disability, life insurance and other employee welfare benefits then provided to the Company’s executives (“Group Healthcare Benefits”) for a period of two (2) years following the date of the “Change in Control,” or if the Executive is ineligible for such Group Healthcare Benefits or if providing such Group Healthcare Benefits would result in adverse tax consequences under Section 105(h) of the Code or any similar law, then a lump sum payment of the cash equivalent of the premiums or other contributions that the Company would otherwise pay to continue coverage of such Group Healthcare Benefits, paid on the date of the “Change in Control.”

If the Executive’s employment is terminated on account of death or by the Company on account of “Disability,” during the Pre-Retirement Period, the Retirement Agreement shall terminate and be of no further force and effect and the Executive or the Executive’s estate or designated beneficiaries shall be entitled to receive the following (collectively, the “Death or Disability Severance Benefits”):

•	a benefit payment equal to one (1) times the Executive’s base salary at termination, paid in a lump sum on the 60th day following Executive’s termination of employment;

•
a pro rata annual bonus determined by multiplying the average of the last two annual cash incentive awards by a fraction equal to the number of days employed during the year of termination divided by 365, paid in a lump sum on the 60th day following Executive’s termination of employment; and

•
continuation at the Company’s expense of Group Healthcare Benefits for a period of two (2) years following the date of termination, or if the Executive is ineligible for such Group Healthcare Benefits or if providing them would result in adverse tax consequences under Section 105(h) of the Code or any similar law, then a lump sum payment of the cash equivalent of the premiums or other contributions that the Company would otherwise pay to continue coverage, paid in a lump sum on the 60th day following Executive’s termination of employment.

Additionally, upon a termination of the Executive’s employment and a termination of the Retirement Agreement under all the circumstances described above, (i) all non-vested time-based awards under any equity award plan of the Company, and all non-vested but earned performance-based awards under any equity award plan of the Company shall accelerate, become fully earned and vested, (ii) the end of the performance period for all non-vested but unearned performance-based awards under any equity award plan of the Company shall be the date of such termination and a pro rata amount of any of such awards then deemed to be earned awards (determined by the number of completed days of the performance period for such award divided by the total number of days in such performance period) shall accelerate, become fully earned and vested, and (iii) all vested unexercised share option awards shall terminate on the six month anniversary of such termination of employment (but in no event later than the maximum term of such option). The benefits described in this paragraph are part of the Without Cause or Good Reason Severance Benefits, the Change in Control Severance Benefits or the Death or Disability Severance Benefits, as the case may be.
If the Executive’s employment is terminated by the Company with “Cause” or the Executive’s employment is terminated by the Executive without “Good Reason”, then the Executive shall not be entitled to any payments hereunder, the Retirement Agreement shall terminate and be of no further force and effect, and all non-vested awards under any equity award plan of the Company shall be forfeited and terminate, except that regardless for the reason of Executive’s termination of employment, Executive shall be entitled to receive the following:

•	any earned but unpaid base salary for the period prior to termination and any earned but unpaid bonuses relating to any bonus period which has ended at the time of such termination; and

•	any rights to which the Executive is entitled in accordance with any applicable plan or program provisions under any employee benefit plan, program or arrangement, fringe benefit or incentive plan.

Notwithstanding anything to the contrary contained in this Policy Agreement, Executive shall not be entitled to receive either the Without Cause or Good Reason Severance Benefits, the Change in Control Severance Benefits or the Death or Disability Severance Benefits, as the case may be, unless Executive signs a general release in the form prescribed by the Company (the “General Release”), which shall be substantially in the form attached as Appendix A, and the General Release becomes effective and irrevocable by the 55th day following Executive’s termination of employment.
“Cause” is defined as (i) the Executive’s commission, conviction of, plea of nolo contendere to, or written admission of the commission of, a felony (but not a traffic infraction or similar offense); (ii) any act by the Executive involving moral turpitude, fraud or misrepresentation with respect to the Company or its Affiliates or the Executive’s duties for the Company or its affiliates; or (iii) gross negligence or willful misconduct on the part of the Executive in the performance of the Executive’s duties as an employee, officer or member of the Company or its affiliates (that in only the case of gross negligence results in a material economic harm to the Company).
“Change in Control” shall mean:
(A) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Ownership”) of 50% or more of either (i) the then outstanding common shares of beneficial interest of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of trustees (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (4) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (C) below; or
(B) Individuals who, as of the date hereof, constitute the Board of Trustees of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Trustees of the Company; provided, however, that any individual becoming a trustee subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or
(C) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the persons who had Beneficial Ownership, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination have Beneficial Ownership of more than 50%, respectively, of the then outstanding common shares of beneficial interest and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) acquires Beneficial Ownership of 50% or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of trustees or board of directors, as the case may be, of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement with the successor or purchasing entity in respect of such Business Combination, or of the action of the Board of Trustees of the Company, providing for such Business Combination; or
(D) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

“Disability” is defined as the mental or physical incapacity of the Executive such that (i) the Executive is receiving long-term disability benefits under a Company-sponsored long-term disability policy or (ii) if clause (i) does not apply, the Executive has been incapable as a result of illness, disease, mental or physical disability, disorder, infirmity, or impairment or similar cause of performing the Executive’s essential duties and responsibilities for any period of 180 days (whether or not consecutive) in any consecutive 365 day period, which shall be determined by an approved medical doctor selected by the Company and the Executive. If the Company and the Executive cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

“Good Reason” is defined as the occurrence of the following events without the Executive’s written consent: (i) a material reduction of the Executive’s authority, duties and responsibilities, or the assignment to the executive officer of duties materially inconsistent with the Executive’s position or positions with the Company (in all cases subject to the Retirement Agreement this Policy Agreement is a part of and the transition of Executive’s responsibilities under the Agreement); or (ii) a reduction in the Executive’s rate of base salary. However, an event that otherwise would constitute Good Reason shall not constitute Good Reason unless (a) Executive provides the Company with written notice, no later than 30 days after the initial occurrence of such event constituting Good Reason, indicating an intent to resign due to such event; (b) the Company does not in fact cure such event within 90 days of receiving such written notice; and (c) Executive actually terminates employment during the 30 day period after the end of the 90-day cure period.

Any provision of this Policy Agreement to the contrary notwithstanding, if any of the payments or benefits provided for in this Policy Agreement, together with any other payments which Executive has a right to receive from the Company or any of its affiliates, constitute a “parachute payment”, as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), payments pursuant to this Policy Agreement shall be reduced, if necessary to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code, all as determined by the Company based on the advice of its tax advisor.

Any payments made to Executive under this Policy Agreement shall be reduced by any applicable withholding taxes or other amounts required to be withheld by law or contract.

This Policy Agreement is intended to meet, or be exempt from, the requirements of Section 409A of the Code and the regulations and interpretive guidance promulgated thereunder (collectively, “Section 409A”), with respect to amounts subject thereto, and shall be interpreted and construed consistent with that intent. No expenses eligible for reimbursement, or in-kind benefits to be provided, during any calendar year shall affect the amounts eligible for reimbursement in any other calendar year, to the extent subject to the requirements of Section 409A, and no such right to reimbursement or right to in-kind benefits shall be subject to liquidation or exchange for any other benefit. For purposes of Section 409A, each payment in a series of installment payments provided under this Policy Agreement shall be treated as a separate payment. Any payments to be made under this Policy Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A as determined by the Company based on the advice of its tax advisor. If amounts payable under this Policy Agreement do not qualify for exemption from

Section 409A at the time of Executive’s separation from service and therefore are deemed deferred compensation subject to the requirements of Section 409A on the date of such separation from service, then if Executive is a “specified employee” under Section 409A, as determined by the Company based on the advice of its tax advisor, on the date of Executive’s separation from service, payment of the amounts hereunder shall be delayed for a period of six months from the date of Executive’s separation from service if required by Section 409A. The accumulated postponed amount shall be paid in a lump sum within 10 days after the end of the six-month period. If Executive dies during the postponement period prior to payment of the postponed amount, the amounts withheld on account of Section 409A shall be paid to Executive’s estate within 10 days after the date of Executive’s death.

Any payment hereunder may be deferred to the extent reasonably necessary to preserve deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended.

This Policy Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Notwithstanding anything else in this Policy Agreement to the contrary, the Company will assign this Policy Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation resulting from the reorganization of the Company or succeeding to the business or assets of the Company by purchase, merger or consolidation.

This Policy Agreement is designed to be an “employee welfare benefit plan,” as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). This Plan also is designed to be a “top hat” welfare benefit plan under Section 104(a)(3) of ERISA and, if ever considered a “pension plan,” it shall be a top hat pension plan.
If any contest or dispute shall arise between the Company and Executive regarding or as a result of any provision of this Policy Agreement, the Company shall reimburse Executive for all legal fees and expenses reasonably incurred by Executive in connection with such contest or dispute, but only if Executive is successful in respect of substantially all of Executive’s claims pursued or defended in connection with such contest or dispute.  Such reimbursement shall be made as soon as practicable, and not more than 60 days, following the resolution of such contest or dispute (whether or not appealed).

To the extent U.S. Federal law does not apply, this Policy Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree that exclusive venue for any litigation, action or proceeding arising from or relating to this Policy Agreement shall lie in the state or federal courts located in New York County, New York and each of the parties expressly waives any right to contest such venue for any reason whatsoever.

The Executive may not assign Executive’s interest in this Policy Agreement.

APPENDIX A
GENERAL RELEASE
THIS GENERAL RELEASE (this “Release”), dated as of                     , 201__, by [ ], residing at the address set forth on the signature page hereof (“Executive”). Capitalized terms used herein but not defined shall have the meanings set forth in the Severance Policy Agreement (the “Severance Agreement”) incorporated into and attached as Exhibit B to that certain Retirement Agreement, dated as of January 14, 2018 (the “Retirement Agreement”), by and between the Company and Executive.
WHEREAS, the Severance Agreement provides that, in consideration for certain payments and benefits payable to Executive in connection with certain terminations of Executive’s employment with the Company, Executive shall fully and finally release the Company and its subsidiaries and affiliates (collectively, the “Company Group”) from all claims relating to Executive’s employment relationship with the Company and the termination of such relationship.
Accordingly, the Executive agrees as follows:

1.	Release.
a.General Release. In consideration of the Company’s obligations under the Severance Agreement and for other valuable consideration, Executive hereby releases and forever discharges the Company Group and each of their respective officers, employees, trustees, directors and agents (collectively, the “Released Parties”) from any and all claims, actions and causes of action (collectively, “Claims”), including, without limitation, any Claims arising under (a) the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1514; Sections 748(h)(i), 922(h)(i) and 1057 of the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd Frank Act”), 7 U.S.C. § 26(h), 15 U.S.C. § 78u-6(h)(i) and 12 U.S.C. § 5567(a) but excluding from this release any right Executive may have to receive a monetary award from the SEC as an SEC Whistleblower, pursuant to the bounty provision under Section 922(a)-(g) of the Dodd Frank Act, 7 U.S.C. Sec. 26(a)-(g), or directly from any other federal or state agency pursuant to a similar program, or (b) any applicable federal, state, local or foreign law, that Executive may have, or in the future may possess arising out of (x) Executive’s employment relationship with and service as a trustee, director, employee, officer or manager of the Company Group, and the termination of such relationship or service, or (y) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; provided, however, that the release set forth in this Section 1(a) shall not apply to (i) the obligations of the Company under the Severance Agreement and (ii) the obligations of the Company to continue to provide trustee/director and officer indemnification to Executive as provided in the declaration of trust, bylaws or other governing documents for the Company. Executive further agrees that the payments and benefits described in the Severance Agreement shall be in full satisfaction of any and all claims for payments or benefits, whether express or implied, that Executive may have against the Company Group arising out of Executive’s employment relationship, Executive’s service as a trustee, director, employee, officer or manager of the Company Group and the termination thereof. The provision of the payments and benefits described in the Severance Agreement shall not be deemed an admission of liability or wrongdoing by the Company Group. [If applicable: This Section 1(a) does not apply to any Claims that Executive may have as of the date Executive signs

B-Appendix A-1

this Release arising under the federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). Claims arising under ADEA are addressed in Section 1(b) of this Release.]
b.[If applicable: Specific Release of ADEA Claims. In consideration of the payments and benefits provided to Executive under the Severance Agreement, Executive hereby releases and forever discharges the Company Group and each of their respective officers, employees, trustees, directors and agents from any and all Claims that Executive may have as of the date Executive signs this Release arising under ADEA. By signing this Release, Executive hereby acknowledges and confirms the following: (a) Executive is hereby advised by the Company in connection with Executive’s termination to consult with an attorney of Executive’s choice prior to signing this Release and to have such attorney explain to Executive the terms of this Release, including, without limitation, the terms relating to Executive’s release of claims arising under ADEA; (b) Executive has been given a period of not fewer than 21 days to consider the terms of this Release and to consult with an attorney of Executive’s choosing with respect thereto; and (c) Executive is providing the release and discharge set forth in this Section 1(b) only in exchange for consideration in addition to anything of value to which Executive is already entitled.
c.Representation. Executive hereby represents that Executive has not instituted, assisted or otherwise participated in connection with, any action, complaint, claim, charge, grievance, arbitration, lawsuit or administrative agency proceeding, or action at law or otherwise against any member of the Company Group or any of their respective officers, employees, trustees, directors, shareholders or agents.
2.Cessation of Payments. In the event that Executive (a) files any charge, claim, demand, action or arbitration with regard to Executive’s employment, compensation or termination of employment under any federal, state or local law, or an arbitration under any industry regulatory entity, except in either case for a claim for breach of the Severance Agreement or failure to honor the obligations set forth therein or (b) breaches any of the covenants or obligations contained in or incorporated into the Severance Agreement, the Company shall be entitled to cease making any payments due pursuant to the Severance Agreement.
3.Voluntary Assent. Executive affirms that Executive has read this Release, and understands all of its terms, including the full and final release of claims set forth in Sections 1(a) and 1(b). Executive further acknowledges that (a) Executive has voluntarily entered into this Release; (b) Executive has not relied upon any representation or statement, written or oral, not set forth in this Release; (c) the only consideration for signing this Release is as set forth in the Severance Agreement; and (d) this document gives Executive the opportunity and encourages Executive to have this Release reviewed by Executive’s attorney and/or tax advisor.
4. Revocation. This Release may be revoked by Executive within the seven-day period commencing on the date Executive signs this Release (the “Revocation Period”). In the event of any such revocation by Executive, all obligations of the Company under the Severance Agreement shall terminate and be of no further force and effect as of the date of such revocation.

B-Appendix A-2

No such revocation by Executive shall be effective unless it is in writing and signed by Executive and received by the Company prior to the expiration of the Revocation Period.
5.Miscellaneous.
a.Severability. As the provisions of this Release are independent of and severable from each other, the Company and Executive agree that if, in any action before any court or agency legally empowered to enforce this Release, any term, restriction, covenant, or promise hereof is found to be unreasonable or otherwise unenforceable, then such decision shall not affect the validity of the other provisions of this Release, and such invalid term, restriction, covenant, or promise shall also be deemed modified to the extent necessary to make it enforceable.
b.Notice. For purposes of this Release, notices, demands and all other communications provided for in this Release shall be in writing and shall be deemed to have been duly given when received if delivered in person, the next business day if delivered by overnight commercial courier (e.g., Federal Express), or the third business day if mailed by United States certified mail, return receipt requested, postage prepaid, to the following addresses:
If to the Company, to:
Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, NY 10119-4015
Attn: Lead Independent Trustee

with a copy to:
Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, NY 10119-4015
Attention: General Counsel
If to Executive, to at the address set forth on the signature page hereof.
Either party may change its address for notices in accordance with this Section 5(b) by providing written notice of such change to the other party.
c.Governing Law and Venue. This Release shall be governed by and construed in accordance with the laws of the State of New York. The Executive agrees that exclusive venue for any litigation, action or proceeding arising from or relating to this Release shall lie in the state or federal courts located in New York County, New York and the Executive expressly waives any right to contest such venue for any reason whatsoever.
d.Benefits; Binding Effect. This Release shall be binding upon the Executive and its heirs, personal representatives, legal representatives and successors. This Release shall inure to the benefit of the Company and its legal representatives, successors and, in the case of a sale of all or substantially all of the Company’s assets, or upon any merger, consolidation or reorganization of the Company, the Company’s assigns.

B-Appendix A-3

e.Entire Agreement. This Release, together with the other provisions of the Severance Agreement, constitute the entire agreement between the Executive and the Company, and all prior understandings, agreements or undertakings between the Executive and the Company concerning Executive’s termination of employment or the other subject matters of this Agreement are superseded in their entirety by this Release and the other provisions of the Severance Agreement.
f.Waivers and Amendments. This Release may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Executive and the Company. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of the Company of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.
g.Interpretation. As Executive has had the opportunity to consult with legal counsel, no provision of this Release shall be construed against or interpreted to the disadvantage of the Company by reason of the Company having, or being deemed to have, drafted, devised, or imposed such provision.
h.Incorporation of Recitals. The recitals set forth in the beginning of this Release are hereby incorporated into the body of this Release as if fully set forth herein.
[Signature Page Follows]

B-Appendix A-4

IN WITNESS WHEREOF, the Executive has signed Executive’s name as of the day and year first above written.

Executive:

Executive’s Address:

[Signature Page to Release]

B-Appendix A-5